CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement on Form S-8, (SEC File No. 333-74632), filed on December 6, 2001, and the Registration Statement on Form S-8, (SEC File No. 333-89682), filed on June 3, 2002, of our independent accountant's review report dated March 21, 2003 relating to the unaudited balance sheets of Humatech, Inc. as of January 31, 2003 and 2002 and related statements of operations and comprehensive loss for the nine and three months ended January 31, 2003 and 2002 and the related statements of cash flows for the nine months ended January 31, 2003 and 2002, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB for the quarter ended January 31, 2003, pursuant to the requirements of SEC Release 34-42266.


                                                       /s/  S.W.  Hatfield,  CPA
                                                       -------------------------
                                                       S.  W.  HATFIELD,  CPA

Dallas,  Texas
March  21,  2003